UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
September 10, 2008

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room B, Second Floor, M-10, Central (W.) Shenzhen High-Tech Park Shenzhen, People’s Republic of China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26012223
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02. Unregistered Sales of Equity Securities.

On September 10, 2008, SinoHub, Inc. (the "Company"), entered into and closed  a Securities Purchase Agreement with certain accredited investors named therein (“PIPE Investors”) in a private offering (the “Offering”) for an aggregate of (i) 4,406,533 shares of Common Stock, (ii) three-year warrants to purchase an aggregate of 1,101,633 shares of Common Stock at an exercise price of $2.15 per share and (iii) five-year warrants to purchase an aggregate of 1,101,633 shares of Common Stock at an exercise price of $3.00 per share, which resulted in gross proceeds to the Company of $7,491,110.

Global Hunter Securities, LLC (“Global Hunter”) acted as placement agent with respect to the Offering and received a cash fee of $524,378 (equal to 7% of the gross proceeds of the Offering) and warrants to purchase an aggregate of 308,457 shares of Common Stock (equal to 7% of the number of shares of Common Stock issued in the Offering), with 154,228 shares at an exercise price of $2.15 per share and 154,229 shares at an exercise price of $3.00 per share. In addition, through December 10, 2009, Global Hunter is entitled to (i) serve as lead underwriter or exclusive placement agent to the Company for any equity financing and (ii) serve as exclusive financial advisor and may receive fees in the event of an extraordinary transaction with certain entities introduced to the Company by Global Hunter.

The warrants issued in the Offering may be exercised, at the option of the holder, by cash payment of the exercise price or by “cashless exercise” (in which case the Company will not receive additional proceeds) if after six months from the date of original issuance a registration statement permitting the PIPE Investors to resell the warrant shares is not then effective or the prospectus is not then available for the resale of the warrant shares. The warrants also provide the holder with anti-dilution price protection.

The Common Stock and warrants described above were offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.  In connection with the sale of these securities, the Company relied on each of the Investors' written representations that it was an "accredited investor" as defined in Rule 501(a) of the Securities and Exchange Commission.  In addition, neither the Company nor anyone acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.

Pursuant to a registration rights agreement, the Company has agreed to file a registration statement covering the resale of the shares of Common Stock issued and issuable upon the exercise of the warrants, to the PIPE Investors no later than October 25, 2008, and to have such registration statement declared effective on or before December 9, 2008. If the Company does not timely file the registration statement or cause it to be declared effective by the required dates, then each PIPE Investor will be entitled to liquidated damages, payable in cash or Common Stock, at the Company’s option, equal to 1% of the aggregate purchase price paid by such Investor for the securities, and an additional 1% for each month that the Company does not file the registration statement or cause it to be declared effective. Notwithstanding the foregoing, in no event shall liquidated damages exceed 10% of the aggregate gross proceeds of the Offering.

The foregoing is not a complete summary of the terms of the Offering and reference is made to the complete text of the Securities Purchase Agreement, Registration Rights Agreement and Form of Warrant attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Other than their relationship as a result of the Securities Purchase Agreement, Registration Rights Agreement and Warrant, there is no material relationship between the Company and any of the Investors.

Item 9.01  — Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed with this Report:

Exhibit No.	Description

10.1	Securities Purchase Agreement dated September 10, 2008, among SinoHub, Inc. and the investors listed on the Schedule of Buyers on Annex A

10.2	Registration Rights Agreement dated September 10, 2008, among SinoHub, Inc. and the investors signatory thereto

10.3	Form of Warrant

99.1	Press Release

99.2	Investor Presentation

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: September 16, 2008	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer